SUN COMMUNITIES, INC.

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2017

NEWS RELEASE
April 27, 2017

Sun Communities, Inc. Reports 2017 First Quarter Results

Southfield, Michigan, April 27, 2017 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its first quarter results.

Financial Results for the Three Months Ended March 31, 2017

For the three months ended March 31, 2017, total revenues increased $59.8 million, or 34.2 percent, to $234.4 million compared to $174.6 million for the same period in 2016. Net income attributable to Common Stockholders was $21.1 million, or $0.29 per diluted common share, as compared to net income attributable to Common Stockholders of $7.9 million, or $0.14 per diluted common share, for the same period in 2016.

Non-GAAP Financial Measures and Portfolio Performance

For the three months ended March 31, 2017:

•	Funds from Operations ("FFO")(1) excluding certain items was $1.10 per diluted share and OP unit ("Share") as compared to $0.90 for the same period in 2016, an increase of 22.2 percent.

•	Revenue producing sites increased by 687 sites, as compared to an increase of 592 sites in the same period in 2016.

•	Home sales volumes increased by 8.0 percent as compared to the same period in 2016.

•	Same Community Net Operating Income ("NOI")(1) increased by 6.7 percent as compared to the same period in 2016.

•	Same Community occupancy increased 170 basis points to 96.7 percent, as compared to 95.0 percent(9) at March 31, 2016.

“For the first quarter of 2017, we completed yet another quarter of strong, consistent results, reflecting the continued benefits of owning a best-in-class operating platform. Once again we delivered impressive NOI growth boosted by occupancy gains, prudent expense controls and the filling of expansion sites. This organic growth, when coupled with the contribution of recently acquired properties, helped Sun achieve FFO per share growth of over 22 percent for the first quarter of 2017,” said Gary A. Shiffman, Chairman and Chief Executive Officer.

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy increased to 95.9 percent at March 31, 2017 from 95.5 percent at March 31, 2016. During the first quarter of 2017, revenue producing sites increased by 687 sites, as compared to 592 revenue producing sites gained in the first quarter of 2016.

Same Community Results

For the 231 communities owned since January 1, 2016, first quarter 2017 NOI(1) increased 6.7 percent over the first quarter of 2016, driven by a 5.2 percent increase in revenues and a 1.1 percent increase in operating expenses.  Same community occupancy increased to 96.7 percent at March 31, 2017 from 95.0 percent(9) at March 31, 2016.

Home Sales

During the three months ended March 31, 2017, the Company sold 826 homes as compared to 765 homes sold during the same period in 2016, an 8.0 percent increase.

Rental homes sales, which are included in total home sales, were 240 and 294 for the three months ended March 31, 2017 and 2016, respectively.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the three months ended March 31, 2017, the Company defeased an $18.9 million collateralized term loan with an interest rate of 6.49 percent that was due to mature on August 1, 2017, releasing one encumbered community. As a result of this transaction, we recognized a loss on extinguishment of debt of $0.5 million.

In addition, the Company repaid a $10.0 million collateralized term loan with an interest rate of 5.57 percent that was due to mature on May 1, 2017, releasing an additional encumbered community.

As of March 31, 2017, the Company had approximately $3.1 billion of debt outstanding. The weighted average interest rate was 4.45 percent and the weighted average maturity was 8.2 years. The Company had $10.9 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 7.0 times.

After quarter end, the Company amended and restated its credit agreement with Citibank, N.A. and certain other lenders. Pursuant to the amendments, the Company can borrow up to $550.0 million under a revolving loan and $100.0 million under a term loan (the "Facility"). The Facility has a four-year term, and replaces the Company's $450.0 million credit facility that was scheduled to mature in August 2019. The Facility bears interest at a floating rate based on the Eurodollar rate plus a margin that can range from 1.35 percent to 2.20 percent for the revolving loan and 1.30 percent to 2.15 percent for the term loan.

Equity Transactions

In January 2017, as previously announced, the Company sold approximately 281,000 shares of common stock through its At-the-Market equity sales program at a weighted average price of $76.47 per share. Net proceeds from the sales were $21.2 million.

PORTFOLIO ACTIVITY

Acquisitions(2)

During the first quarter of 2017, the Company acquired a community for total consideration of $13.0 million. This community, located in Plymouth, California, contains 328 RV sites.

After quarter-end, the Company acquired an undeveloped parcel of land near the ocean in Myrtle Beach, South Carolina, for total consideration of $6.0 million. This land parcel has been successfully entitled and zoned to build a 775 site RV resort, and is located ten miles from one of the Company's existing communities.

GUIDANCE 2017

The Company is affirming its 2017 full year guidance of FFO(1) per Share of $4.16 to $4.24, and anticipates FFO(1) per Share of $0.93 to $0.95 for the second quarter. The Company also affirms 2017 full year guidance of Same Community NOI(1) growth of 6.4 percent to 6.8 percent. Guidance does not include prospective acquisitions or capital markets activity.

FFO(1) per Share estimates assume certain non-core items are adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Thursday, April 27, 2017 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 11, 2017 and can be accessed toll-free by calling 844-512-2921 or by calling 412-317-6671. The Conference ID number for the call and the replay is 13657837. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2017, owned or had an interest in a portfolio of 342 communities comprising approximately 118,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in our periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

	Bank of America Merrill Lynch	Jeffrey Spector
(646) 855-1363
jeff.spector@baml.com

	BMO Capital Markets	Paul Adornato
(212) 885-4170
paul.adornato@bmo.com

	Citi Research	Michael Bilerman / Nicholas Joseph
(212) 816-1383 / (212) 816-1909
michael.bilerman@citi.com / nicholas.joseph@citi.com

	Evercore ISI	Steve Sakwa / Gwen Clark
(212) 446-9462 / (212) 446-5611
steve.sakwa@evercoreisi.com / gwen.clark@evercoreisi.com

	Green Street Advisors	Ryan Burke
(949) 640-8780
rburke@greenstreetadvisors.com

	Robert W. Baird & Co.	Drew Babin
(610) 238-6634
dbabin@rwbaird.com

	Wells Fargo	Todd Stender
(562) 637-1371
todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from shareholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

	At Our Website	www.suncommunities.com

	By Email	investorrelations@suncommunities.com

	By Phone	(248) 208-2500

1st Quarter 2017 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2017)

4,902
226
473
475
548
25,234
1,521
1,698
682
149
324
413
1,277
5,705
1,653
3,420
2,913
2,483
3,010
916
976
1,156
698
4,614
672
237
422
1,049
7,704
43,000
Number of Sites: **118,550**
Headquarters

1st Quarter 2017 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	3/31/2017	12/31/2016
ASSETS:
Land	$1,052,384	$1,051,536
Land improvements and buildings	4,880,330	4,825,043
Rental homes and improvements	496,432	489,633
Furniture, fixtures and equipment	133,772	130,127
Investment property	6,562,918	6,496,339
Accumulated depreciation	(1,078,949)	(1,026,858)
Investment property, net	5,483,969	5,469,481
Cash and cash equivalents	10,919	8,164
Inventory of manufactured homes	23,867	21,632
Notes and other receivables, net	98,468	81,179
Collateralized receivables, net (3)	140,976	143,870
Other assets, net	144,248	146,450
Total assets	$5,902,447	$5,870,776
LIABILITIES:
Mortgage loans payable	$2,774,645	$2,819,567
Secured borrowings (3)	141,671	144,477
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	178,328	100,095
Distributions payable	52,762	51,896
Other liabilities	284,823	279,667
Total liabilities	3,478,132	3,441,605
Series A-4 preferred stock	48,879	50,227
Series A-4 preferred OP units	16,489	16,717
STOCKHOLDERS' EQUITY:
Series A preferred stock	34	34
Common stock	737	732
Additional paid-in capital	3,346,991	3,321,441
Accumulated other comprehensive loss	(2,630)	(3,181)
Distributions in excess of accumulated earnings	(1,050,141)	(1,023,415)
Total SUI stockholders' equity	2,294,991	2,295,611
Noncontrolling interests:
Common and preferred OP units	67,152	69,598
Consolidated variable interest entities	(3,196)	(2,982)
Total noncontrolling interest	63,956	66,616
Total stockholders' equity	2,358,947	2,362,227
Total liabilities & stockholders' equity	$5,902,447	$5,870,776

1st Quarter 2017 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016	Change	% Change
REVENUES
Income from real property (excluding transient revenue)	$161,876	$119,084	$42,792	35.9%
Transient revenue	21,178	10,151	11,027	108.6%
Revenue from home sales	27,263	24,737	2,526	10.2%
Rental home revenue	12,339	11,708	631	5.4%
Ancillary revenues	6,219	4,613	1,606	34.8%
Interest	4,646	3,945	701	17.8%
Brokerage commissions and other revenues, net	879	406	473	116.5%
Total revenues	234,400	174,644	59,756	34.2%

EXPENSES
Property operating and maintenance	47,166	31,201	15,965	51.2%
Real estate taxes	13,143	9,585	3,558	37.1%
Cost of home sales	20,883	18,184	2,699	14.8%
Rental home operating and maintenance	5,102	5,876	(774)	(13.2)%
Ancillary expenses	4,668	3,649	1,019	27.9%
Home selling expenses	3,111	2,137	974	45.6%
General and administrative	17,932	13,792	4,140	30.0%
Transaction costs	2,386	2,721	(335)	(12.3)%
Depreciation and amortization	62,766	48,412	14,354	29.7%
Extinguishment of debt	466	—	466	N/A
Interest	31,322	26,294	5,028	19.1%
Interest on mandatorily redeemable preferred OP units	784	787	(3)	(0.4)%
Total expenses	209,729	162,638	47,091	29.0%
Income before other items	24,671	12,006	12,665	105.5%
Other income, net (4)	752	—	752	N/A
Current tax expense	(178)	(228)	50	(21.9)%
Deferred tax benefit	300	—	300	N/A
Net income	25,545	11,778	13,767	116.9%
Less: Preferred return to preferred OP units	(1,174)	(1,273)	99	7.8%
Less: Amounts attributable to noncontrolling interests	(1,088)	(276)	(812)	(294.2)%
Less: Preferred stock distribution	(2,179)	(2,354)	175	7.4%

NET INCOME ATTRIBUTABLE TO SUI	$21,104	$7,875	$13,229	168.0%

Weighted average common shares outstanding:
Basic	72,677	57,736	14,941	25.9%
Diluted	73,120	58,126	14,994	25.8%
Earnings per share:
Basic	$0.29	$0.14	$0.15	107.1%
Diluted	$0.29	$0.14	$0.15	107.1%

1st Quarter 2017 Supplemental Information     4          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of March 31, 2017

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	362	2.4390	883	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	632	0.4444	281	$25	6.5%
Series C preferred OP units	328	1.1100	364	$100	4.0%
Common OP units	2,751	1.0000	2,751	N/A	Mirrors the Common Share distributions
Series A-4 cumulative convertible preferred stock	1,637	0.4444	727	$25	6.5%

Non-Convertible Securities
Preferred stock (SUI-PrA)	3,400	N/A	N/A	$25	7.125%

Common shares	73,739	N/A	N/A	N/A	$2.68^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of 3/31/2017

Equity	Shares	Share Price*	Total
Common shares	73,739	$80.33	$5,923,454
Common OP units	2,751	$80.33	220,988
Subtotal	76,490		$6,144,442

Series A-1 preferred OP units	883	$80.33	70,931
Series A-3 preferred OP units	74	$80.33	5,944
Series A-4 preferred OP units	281	$80.33	22,573
Series C preferred OP units	364	$80.33	29,240
Total diluted shares outstanding	78,092		$6,273,130

Debt
Lines of credit			$178,328
Mortgage loans payable			2,774,645
Preferred OP units - mandatorily redeemable (Aspen)			45,903
Secured borrowing (3)			141,671
Total Debt			$3,140,547

Preferred
Perpetual preferred	3,400	$25.00	$85,000
A-4 preferred Stock	1,637	$25.00	$40,925

Total Capitalization			$9,539,602

1st Quarter 2017 Supplemental Information     5          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2017 Supplemental Information     6          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended March 31,
	2017	2016
Net income attributable to Sun Communities, Inc. common stockholders	$21,104	$7,875
Adjustments:
Depreciation and amortization	62,817	48,077
Amounts attributable to noncontrolling interests	900	349
Preferred return to preferred OP units	586	625
Preferred distribution to Series A-4 preferred stock	665	—
Gain on disposition of assets, net	(2,681)	(3,656)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	83,391	53,270
Adjustments:
Transaction costs	2,386	2,721
Other acquisition related costs (5)	844	—
Extinguishment of debt	466	—
Other income, net (4)	(752)	—
Debt premium write-off	(414)	—
Deferred tax benefit	(300)	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1) (6)	$85,621	$55,991

Weighted average common shares outstanding - basic:	72,677	57,736
Add:
Common stock issuable upon conversion of stock options	2	13
Restricted stock	561	377
Common OP units	2,754	2,863
Common stock issuable upon conversion of Series A-1 preferred OP units	892	945
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	727	—
Weighted average common shares outstanding - fully diluted	77,688	62,009

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$1.07	$0.86
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$1.10	$0.90

1st Quarter 2017 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended March 31,
	2017	2016
Net income attributable to Sun Communities, Inc., common stockholders	$21,104	$7,875
Interest	31,322	26,294
Interest on mandatorily redeemable preferred OP units	784	787
Depreciation and amortization	62,766	48,412
Extinguishment of debt	466	—
Transaction costs	2,386	2,721
Other income, net (4)	(752)	—
Current tax expense	178	228
Deferred tax benefit	(300)	—
Net income	117,954	86,317
Add: Preferred return to preferred OP units	1,174	1,273
Add: Amounts attributable to noncontrolling interests	1,088	276
Net income attributable to Sun Communities, Inc.	120,216	87,866
Add: Preferred stock distributions	2,179	2,354
RECURRING EBITDA (1)	$122,395	$90,220

1st Quarter 2017 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended March 31,
	2017	2016
Net income attributable to Sun Communities, Inc., common stockholders:	$21,104	$7,875
Other revenues	(5,525)	(4,351)
Home selling expenses	3,111	2,137
General and administrative	17,932	13,792
Transaction costs	2,386	2,721
Depreciation and amortization	62,766	48,412
Extinguishment of debt	466	—
Interest expense	32,106	27,081
Other income, net (4)	(752)	—
Current tax expense	178	228
Deferred tax benefit	(300)	—
Preferred return to preferred OP units	1,174	1,273
Amounts attributable to noncontrolling interests	1,088	276
Preferred stock distributions	2,179	2,354
NOI(1) / Gross Profit	$137,913	$101,798

	Three Months Ended March 31,
	2017	2016
Real Property NOI (1)	$122,745	$88,449
Rental Program NOI (1)	22,956	21,050
Home Sales NOI(1) / Gross Profit	6,380	6,553
Ancillary NOI(1) / Gross Profit	1,551	964
Site rent from Rental Program (included in Real Property NOI) (1)(7)	(15,719)	(15,218)
NOI(1) / Gross profit	$137,913	$101,798

1st Quarter 2017 Supplemental Information     9          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2017 Supplemental Information     10          Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
OPERATING INFORMATION
Total revenues	$234,400	$218,634	$249,701	$190,799	$174,644
Net income (loss)	$25,545	$1,501	$23,230	$(5,038)	$11,778
Net income (loss) attributable to common stockholders	$21,104	$(1,600)	$18,897	$(7,803)	$7,875
Earnings (loss) per share basic	$0.29	$(0.02)	$0.27	$(0.12)	$0.14
Earnings (loss) per share diluted	$0.29	$(0.02)	$0.27	$(0.12)	$0.14

Recurring EBITDA (1)	$122,395	$105,850	$123,276	$94,882	$90,220
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1) (6)	$83,391	$57,572	$78,023	$37,473	$53,270
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) (6)	$85,621	$69,192	$83,181	$58,452	$55,991
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$1.07	$0.75	$1.06	$0.54	$0.86
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share excluding certain items - fully diluted	$1.10	$0.91	$1.13	$0.85	$0.90

BALANCE SHEETS
Total assets	$5,902,447	$5,870,776	$5,904,706	$5,823,191	$4,562,886
Total debt	$3,140,547	$3,110,042	$3,102,993	$3,340,329	$2,362,450
Total liabilities	$3,478,132	$3,441,605	$3,429,743	$3,645,744	$2,591,903

1st Quarter 2017 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
DEBT OUTSTANDING
Lines of credit	$178,328	$100,095	$57,737	$357,721	$58,065
Mortgage loans payable	2,774,645	2,819,567	2,854,831	2,792,021	2,114,818
Preferred OP units - mandatorily redeemable	45,903	45,903	45,903	45,903	45,903
Secured borrowing (3)	141,671	144,477	144,522	144,684	143,664
Total debt	$3,140,547	$3,110,042	$3,102,993	$3,340,329	$2,362,450

% FIXED/FLOATING
Fixed	89.4%	91.8%	93.1%	84.5%	90.7%
Floating	10.6%	8.2%	6.9%	15.5%	9.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Lines of credit	2.52%	2.14%	1.93%	1.89%	1.87%
Mortgage loans payable	4.26%	4.24%	4.30%	4.38%	4.67%
Preferred OP units - mandatorily redeemable	6.87%	6.87%	6.87%	6.87%	6.87%
Average before Secured borrowing	4.19%	4.21%	4.29%	4.13%	4.64%
Secured borrowing (3)	10.01%	10.03%	10.06%	10.09%	10.12%
Total average	4.45%	4.48%	4.56%	4.39%	4.98%

DEBT RATIOS
Net Debt / Recurring EBITDA(1) (TTM)	7.0	7.5	7.7	9.1	5.5

Net Debt / Enterprise Value	32.8%	33.8%	32.8%	36.6%	27.7%

Net Debt + Preferred Stock / Enterprise Value	34.2%	35.2%	34.2%	38.0%	29.7%

Net Debt / Gross Assets	44.8%	45.0%	44.1%	49.0%	35.8%

COVERAGE RATIOS
Recurring EBITDA(1) (TTM) / Interest	3.3	3.2	3.1	3.1	3.0

Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.0	2.9	2.9	2.8	2.7

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2017	2018	2019	2020	2021
Lines of credit	$—	$1,896	$—	$176,665	$—
Mortgage loans payable:
Maturities	3,964	26,186	64,314	58,078	270,680
Weighted average rate of maturities	6.54%	6.13%	6.24%	5.92%	5.53%
Principal amortization	38,244	53,315	54,032	54,572	53,433
Preferred OP units - mandatorily redeemable	3,670	7,570	—	—	—
Secured borrowing (3)	4,189	6,057	6,586	7,188	7,729
Total	$50,067	$95,024	$124,932	$296,503	$331,842

1st Quarter 2017 Supplemental Information     12          Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for Other Information)

	Three Months Ended March 31,
	2017	2016	Change	% Change
REVENUES:
Income from real property	$128,756	$122,443	$6,313	5.2%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	10,095	9,668	427	4.4%
Legal, taxes & insurance	1,184	1,299	(115)	(8.9)%
Utilities	6,752	6,684	68	1.0%
Supplies and repair	3,450	3,482	(32)	(0.9)%
Other	3,176	3,277	(101)	(3.1)%
Real estate taxes	9,706	9,571	135	1.4%
Property operating expenses	34,363	33,981	382	1.1%
NET OPERATING INCOME (NOI)(1)	$94,393	$88,462	$5,931	6.7%

	As of March 31,
	2017	2016		Change	% Change
OTHER INFORMATION
Number of properties	231	231		—

Overall occupancy (8)	96.7%	95.0%	(9)	1.7%

Sites available for development	6,668	6,849		(181)	(2.6)%

Monthly base rent per site - MH	$507	$491		$16	3.3%
Monthly base rent per site - RV (10)	$446	$432		$14	3.2%
Monthly base rent per site - Total	$499	$483		$16	3.3%

1st Quarter 2017 Supplemental Information     13          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2017	2016	Change	% Change
REVENUES:
Rental home revenue	$12,339	$11,708	$631	5.4%
Site rent included in Income from real property	15,719	15,218	501	3.3%
Rental Program revenue	28,058	26,926	1,132	4.2%

EXPENSES:
Commissions	610	775	(165)	(21.3)%
Repairs and refurbishment	2,281	2,666	(385)	(14.4)%
Taxes and insurance	1,437	1,565	(128)	(8.2)%
Marketing and other	774	870	(96)	(11.0)%
Rental Program operating and maintenance	5,102	5,876	(774)	(13.2)%
NET OPERATING INCOME (NOI) (1)	$22,956	$21,050	$1,906	9.1%

Occupied rental home information as of March 31, 2017 and 2016:
Number of occupied rentals, end of period*	10,888	10,815	73	0.7%
Investment in occupied rental homes, end of period	$465,479	$447,378	$18,101	4.0%
Number of sold rental homes*	240	294	(54)	(18.4)%
Weighted average monthly rental rate, end of period*	$889	$865	$24	2.8%

1st Quarter 2017 Supplemental Information     14          Sun Communities, Inc.

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2017	2016	Change	% Change
New home sales	$6,883	$5,469	$1,414	25.9%
Pre-owned home sales	20,380	19,268	1,112	5.8%
Revenue from home sales	27,263	24,737	2,526	10.2%

New home cost of sales	5,848	4,844	1,004	20.7%
Pre-owned home cost of sales	15,035	13,340	1,695	12.7%
Cost of home sales	20,883	18,184	2,699	14.8%

NOI / Gross Profit (1)	$6,380	$6,553	$(173)	(2.6)%

Gross profit – new homes	$1,035	$625	$410	65.6%
Gross margin % – new homes	15.0%	11.4%	3.6%
Average selling price – new homes*	$90,566	$82,864	$7,702	9.3%

Gross profit – pre-owned homes	$5,345	$5,928	$(583)	(9.8)%
Gross margin % – pre-owned homes	26.2%	30.8%	(4.6)%
Average selling price – pre-owned homes*	$27,173	$27,565	$(392)	(1.4)%

Home sales volume:
New home sales*	76	66	10	15.2%
Pre-owned home sales*	750	699	51	7.3%
Total homes sold*	826	765	61	8.0%

1st Quarter 2017 Supplemental Information     15          Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2017 and 2016
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2017
REVENUES:
Income from real property	$47,501
PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	4,826
Legal, taxes & insurance	344
Utilities	6,488
Supplies and repair	1,249
Other	2,805
Real estate taxes	3,437
Property operating expenses	19,149

NET OPERATING INCOME (NOI) (1)	$28,352

As of March 31, 2017
Other information:
Number of properties	111
Occupied sites (11)	20,936
Developed sites (11)	21,485
Occupancy % (11)	97.4%
Transient sites	7,432
Monthly base rent per site - MH	$626
Monthly base rent per site - RV (10)	$402
Monthly base rent per site - Total (10)	$509
Ancillary revenues, net (in thousands)	$735

Home sales:
Gross profit from home sales (in thousands)	$806
New homes sales	20
Pre-owned homes sales	92

Occupied rental home information:
Rental program NOI (1) (in thousands)	$113
Number of occupied rentals, end of period	184
Investment in occupied rental homes (in thousands)	$4,289
Weighted average monthly rental rate	$940

1st Quarter 2017 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
FLORIDA
Communities	121	121	121	121	61
Developed sites (11)	36,533	36,326	36,050	36,119	24,312
Occupied (11)	35,257	35,021	34,745	34,720	23,359
Occupancy % (11)	96.5%	96.4%	96.4%	96.1%	96.1%
Sites for development	1,539	1,465	1,259	1,259	823
MICHIGAN
Communities	67	67	67	66	66
Developed sites (11)	25,024	24,512	24,388	24,387	24,363
Occupied (11)	23,443	23,248	23,218	23,198	23,079
Occupancy % (11)	93.7%	94.8%	95.2%	95.1%	94.7%
Sites for development	1,798	2,589	2,628	2,248	2,105
TEXAS
Communities	21	21	21	21	17
Developed sites (11)	6,292	6,186	6,088	6,071	5,970
Occupied (11)	5,943	5,862	5,774	5,771	5,602
Occupancy % (11)	94.5%	94.8%	94.8%	95.1%	93.8%
Sites for development	1,634	1,474	1,455	1,347	1,347
CALIFORNIA
Communities	23	22	22	22	3
Developed sites (11)	4,865	4,862	4,863	4,864	198
Occupied (11)	4,804	4,793	4,792	4,796	192
Occupancy % (11)	98.7%	98.6%	98.5%	98.6%	97.0%
Sites for development	411	332	332	332	332
ARIZONA
Communities	11	11	11	11	10
Developed sites (11)	3,582	3,565	3,567	3,532	3,302
Occupied (11)	3,370	3,338	3,305	3,281	3,102
Occupancy % (11)	94.1%	93.6%	92.7%	92.9%	93.9%
Sites for development	269	358	358	358	393
ONTARIO, CANADA
Communities	15	15	15	15	—
Developed sites (11)	3,451	3,368	3,453	3,375	—
Occupied (11)	3,451	3,368	3,453	3,375	—
Occupancy % (11)	100.0%	100.0%	100.0%	100.0%	—%
Sites for development	1,628	1,599	2,029	2,029	—
INDIANA
Communities	11	11	11	11	11
Developed sites (11)	2,900	2,900	2,900	2,900	2,900
Occupied (11)	2,741	2,724	2,712	2,700	2,674
Occupancy % (11)	94.5%	93.9%	93.5%	93.1%	92.2%
Sites for development	330	316	316	316	363

1st Quarter 2017 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual/Seasonal RV’s)

COMMUNITIES	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
OHIO
Communities	9	9	9	9	9
Developed sites (11)	2,719	2,715	2,719	2,718	2,700
Occupied (11)	2,623	2,595	2,602	2,616	2,585
Occupancy % (11)	96.5%	95.6%	95.7%	96.2%	95.7%
Sites for development	75	—	—	—	—
COLORADO
Communities	8	8	7	7	7
Developed sites (11)	2,335	2,335	2,335	2,335	2,335
Occupied (11)	2,329	2,325	2,323	2,320	2,319
Occupancy % (11)	99.7%	99.6%	99.5%	99.4%	99.3%
Sites for development	656	656	304	304	304
OTHER STATES
Communities	56	56	55	54	49
Developed sites (11)	14,567	14,313	14,415	14,337	13,683
Occupied (11)	14,130	13,919	13,991	13,912	13,237
Occupancy % (11)	97.0%	97.3%	97.1%	97.0%	96.7%
Sites for development	1,977	1,827	1,823	1,728	1,514
TOTAL - PORTFOLIO
Communities	342	341	339	337	233
Developed sites (11)	102,268	101,082	100,778	100,638	79,763
Occupied (11)	98,091	97,193	96,915	96,689	76,149
Occupancy % (11)	95.9%	96.2%	96.2%	96.1%	95.5%
Sites for development	10,317	10,616	10,504	9,921	7,181
% Communities age restricted	33.0%	33.1%	33.3%	33.5%	26.2%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	6,467	6,497	7,232	6,990	2,664
Ontario, Canada	1,451	1,500	1,485	1,657	—
Texas	1,412	1,407	1,446	1,455	799
Arizona	1,032	1,049	1,047	1,055	1,096
New Jersey	1,059	1,042	1,047	1,084	995
New York	588	830	484	483	489
Maine	543	555	556	571	575
California	840	513	478	518	296
Indiana	520	502	501	501	501
Michigan	210	204	203	126	150
Ohio	194	198	194	195	213
Other locations	1,966	1,997	1,801	1,864	1,803
Total transient RV sites	16,282	16,294	16,474	16,499	9,581

1st Quarter 2017 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site	Expenditures (12)	Modifications (13)	Acquisitions (14)	Development (15)	Producing (16)
YTD 2017	$29	$2,574	$4,177	$27,095	$18,738	$253
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497

1st Quarter 2017 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual/Seasonal RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
LOCATIONS	Move-outs	Sites (17)	Sales	Home Sales	Re-sales
Florida	186	236	42	129	357
Michigan	166	195	2	331	21
Texas	51	81	6	89	5
California	4	11	2	6	3
Arizona	12	32	12	10	49
Ontario, Canada	10	83	3	9	23
Indiana	11	17	—	68	3
Ohio	27	28	—	21	1
Colorado	1	4	3	24	9
Other locations	214	—	6	63	37
Three Months Ended March 31, 2017	682	687	76	750	508

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (17)	Sales	Home Sales	Re-sales
2016	1,722	1,686	329	2,843	1,655
2015	1,344	1,905	273	2,210	1,244

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
2017 (TTM)	2.1%	6.3%
2016	2.0%	6.1%
2015	2.0%	5.9%

1st Quarter 2017 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (FFO), net operating income (NOI), and recurring earnings before interest, tax, depreciation and amortization (Recurring EBITDA) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain items, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of our core business. We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

1st Quarter 2017 Supplemental Information     21          Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate/amount.

(4) Other income, net for the three months ended March 31, 2017, is comprised primarily of a foreign currency translation gain of $0.8 million.

(5) These costs represent the first year expenses incurred to bring acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

(7) The renter's monthly payment includes the site rent and an amount attributable to the leasing of the home. The site rent is reflected in Real Property NOI. For purposes of management analysis, the site rent is included in the Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on our operations.

(8) Includes manufactured housing (MH) and annual/seasonal recreational vehicle (RV) sites, and excludes transient RV sites and recently completed but vacant expansion sites.

(9) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2016.

(10) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.

(11) Includes MH and annual/seasonal RV sites, and excludes transient RV sites.

(12) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, and pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(13) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

(14) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions also include capital improvements identified during due diligence that are necessary to bring the community up to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, they sometimes require up to 24 months after closing to complete.

(15) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

1st Quarter 2017 Supplemental Information     22          Sun Communities, Inc.

(16) Capital costs related to revenue generating activities, consist primarily of garages, sheds, and sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(17) Net leased sites do not include occupied sites acquired in that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

1st Quarter 2017 Supplemental Information     23          Sun Communities, Inc.